UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2010

BOVIE MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

012183	11-2644611
(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of Principal Executive Offices, Including Zip Code)

(631) 421-5452
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, the Board of Directors (the “Board”) of Bovie Medical Corporation (the “Company”) voted to remove Steven Livneh, a director of the Company, from his position as a director for cause.  The vote was 8-0 in favor of Mr. Livneh’s removal (including all five independent directors) and was taken at a duly called special meeting of the Board.  Mr. Livneh declined to attend the special meeting.  Mr. Livneh did not serve on any committees of the Board.

The reason for the Board’s removal of Mr. Livneh concerns certain actions taken and threatened by Mr. Livneh which the Board concluded were extremely disruptive and harmful to the Company’s interests, and which violated Mr. Livneh’s fiduciary duties which he owed to the Company and its stockholders, including his duty of loyalty.

Mr. Livneh had been a director of the Company since April 2008, more than one year after the Company acquired ownership of certain assets owned by him, including certain intellectual property incorporated into the Company’s vessel sealing product presently under development.  Mr. Livneh had on a number of occasions expressed dissatisfaction with the pace and strategic direction management of the Company chose for the development of the vessel sealing product, notwithstanding the substantial amount of resources the Company has invested in acquiring the intellectual property from Mr. Livneh and its subsequent development.  Over time, Mr. Livneh demanded more control of product development, and subsequently, on his own and through his counsel, threatened to seek rescission of the agreements entered into in 2006 (the “2006 Agreements”) and seek the return of the vessel sealing product intellectual property if his demands were not met.  These demands and threats culminated with a letter dated June 13, 2010 (the “June 13th Letter”) sent by Mr. Livneh to certain executive officers of the Company, in which Mr. Livneh reiterated his dissatisfaction with the development of the vessel sealing product and demands for more control over its development.  The Board also interpreted certain statements contained in the June 13th Letter as threatening to reveal certain confidential information of the Company generated in the ordinary course of the vessel sealing product development cycle and what he believed the impact of such disclosure would have on the Company’s stock price.  Mr. Livneh also made statements in the June 13th Letter concerning his inability to sell his stock in the Company because of “restrictions that have not been waived by the Board of Directors,” even after his counsel contacted counsel for the Company to discuss the removal of such restrictions.  Lastly, Mr. Livneh stated that if the Company did not accede to his demands within 14 days, he would commence legal action seeking rescission of the 2006 Agreements, including return of the intellectual property utilized in the Company’s vessel sealing product.  A copy of the June 13th Letter is attached to this Report on Form 8-K as Exhibit 17.1.

In addition, the Board considered certain statements that Mr. Livneh allegedly made to certain parties (both within the Company and outside the Company) casting doubt on the Company’s ownership of the intellectual property relating to the vessel sealing product, as well as his refusal to participate in discussions relating to and to further cooperate in the development of the vessel sealing product and other inappropriate conduct.

In light of these developments, a special meeting of the Board was convened on July 8, 2010 to consider (a) the issues raised in the June 13th Letter, and (b) the removal of Mr. Livneh from the Board for cause.  At the July 8th meeting, the Chairman reviewed the conduct and actions of Mr. Livneh which he alleged justified Mr. Livneh’s removal from the Board.  Mr. Livneh appeared at the July 8th meeting and claimed he did not have adequate notice of the nature of the allegations against him and demanded an additional 30 days to respond.  The Board considered his request for additional time, gave Mr. Livneh an additional 8 days to prepare a response, and adjourned the meeting until July 16, 2010.  The Board believed that in light of the allegations and demands by Mr. Livneh contained in the June 13th Letter and his continued disruptive conduct, the additional 8 days were more than adequate to prepare a response.

As previously reported on the Company’s Report on Form 8-K filed with the Commission on July 9, 2010,  the Company filed a complaint in the United States District for the Middle District of Florida (Tampa Division) naming Steven Livneh and two related entities (owned by Livneh) as defendants (the “Defendants”).  In its complaint, the Company is seeking, among other things, a declaratory judgment from the Court concerning the Company’s rights under certain agreements entered into with the Defendants in 2006 in connection with the acquisition by the Company of certain assets and technology, including intellectual property relating to the Company’s Seal-N-Cut product.  The Company is also seeking damages for breach of contract, breach of fiduciary duty by Mr. Livneh relating to his service as an officer and director of the Company, tortious interference with contractual relations, defamation, slander of title and injunctive relief.

Subsequent to the filing of the complaint, Mr. Livneh, through his counsel, stated that he would not be attending the July 16th meeting and demanded that it be cancelled due to the pending litigation, and threatened to seek judicial intervention if the Board voted to remove Mr. Livneh from the Board to set aside such action.

The Company has provided Mr. Livneh with a copy of the disclosures it is making in response to this Item 5.02 no later than the date of filing this Form 8-K with the Securities and Exchange Commission. The Company will provide Mr. Livneh with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Mr. Livneh agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any such letter received from Mr. Livneh with the Securities and Exchange Commission as an exhibit by amendment to this Report on Form 8-K within two business days after receipt by the Company.

Cautionary Note

IN THE INTERESTS OF FULL AND COMPLETE DISCLOSURE, THE JUNE 13TH LETTER IS BEING FILED IN EXACTLY THE FORM IN WHICH IT WAS PROVIDED TO THE COMPANY, WITHOUT REDACTION OR MODIFICATION OF ANY KIND.  IT IS THE COMPANY’S POSITION THAT THE JUNE 13TH LETTER REFLECTS ONLY THE THOUGHTS AND BELIEFS OF MR. LIVNEH, WHICH MAY OR MAY NOT CORRESPOND WITH THE THOUGHTS AND BELIEFS OF ANY REPRESENTATIVE OF

THE COMPANY AND MOST OF WHICH ARE EXPRESSLY CONTRARY TO THE POSITION OF THE COMPANY’S MANAGEMENT AND BOARD.  AS A RESULT, THE COMPANY TAKES NO RESPONSIBILITY FOR THE CONTENT OF THE JUNE 13TH LETTER, INCLUDING ANY RESPONSIBILITY THAT MAY ARISE IN CONNECTION WITH ANY FORWARD-LOOKING STATEMENTS CONTAINED THEREIN.  STOCKHOLDERS AND INVESTORS ARE STRONGLY ENCOURAGED TO RELY ONLY ON THE INFORMATION ABOUT THE COMPANY CONTAINED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.

Item 9.01                      Financial Statements and Exhibits.

Exhibit 17.1                 Letter dated June 13, 2010 from Steven Livneh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION
Date: July 21, 2010	/s/ Andrew Makrides
Name: Andrew Makrides
Title: President and Chairman of the Board